                                                                      EXHIBIT 11
                            Rhone-Poulenc Rorer Inc.
                    Computation of Earnings Per Common Share
             (Dollars and shares in millions except per share data)

                                                                  Years Ended December 31,
                                        ---------------------------------------------------------------------------
                                                 1996                   1995                         1994
                                        ----------------------  -----------------------  --------------------------
                                                                                                 Restated
                                                                      Pro Forma*                Pro Forma*
                                         Dollars     Per Share    Dollars    Per Share     Dollars     Per Share
                                        ----------  ----------  ----------  -----------  -----------  -----------
Net income per share, primary:

Net income before preferred dividends.. $   473.5               $    356.5                    $367.1
Less:  Dividends on preferred stock....     (44.8)                   (18.7)                    (19.2)
                                        ---------               ----------               -----------
Net income available to common
 shareholders.......................... $   428.7   $     3.16       337.8                     347.9
                                        =========   ==========
Pro forma adjustments for interest and
 preferred dividends, net of
  tax effects..........................                               (1.6)                     (9.1)
                                                                ----------               -----------
Net income available to common
 shareholders, pro forma...............                         $    336.2  $      2.50  $     338.8  $      2.50
                                                                ==========  ===========  ===========  ===========
 Average common shares outstanding.....     135.8                    134.2                     135.3
                                        =========               ==========               ===========

Net income per share, fully diluted:

Net income before preferred dividends.. $   473.5               $    356.5               $     367.1
Less:  Dividends on preferred stock....     (44.8)                   (18.7)                    (19.2)
                                        ---------               ----------               -----------
Net income available to common
 shareholders.......................... $   428.7   $     3.09       337.8                     347.9
                                        =========   ==========
Pro forma adjustments for interest and
 preferred dividends, net of
  tax effects..........................                               (1.6)                     (9.1)
                                                                ----------               -----------
Net income available to common
 shareholders, pro forma...............                         $    336.2  $      2.50  $     338.8  $      2.50
                                                                ==========  ===========  ===========  ===========
Average common shares outstanding......     135.8                    134.2                     135.3
Shares contingently issuable for stock
 plan..................................       2.7                       .5                        .3
                                        ---------               ----------               -----------
Average common shares outstanding,
 assuming full dilution................     138.5                    134.7                     135.6
                                        =========               ==========               ===========

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This calculation is submitted in accordance with the regulations of the
Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3 percent in all years presented.

* Adjusted for pro forma effects of interest on indebtedness and preferred dividends relative to acquisitions from RP.